United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2022

ATLANTIC UNION BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	001-39325	54-1598552
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1051 East Cary Street

Suite 1200

Richmond, Virginia 23219

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (804) 633-5031

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.33 per share	AUB	The NASDAQ Global Select Market
Depositary Shares, Each Representing a 1/400th Interest in a Share of 6.875% Perpetual Non-Cumulative Preferred Stock, Series A	AUBAP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2022, the Board of Directors (the “Board”) of Atlantic Union Bankshares Corporation (the “Company”) appointed Heather Cox, 51, as a director of the Company, effective immediately. Ms. Cox will serve as a director until the 2023 annual meeting of shareholders and will stand for election at that meeting. Ms. Cox is expected to serve as a member of the Board’s Audit Committee. Ms. Cox also will serve on the Board of Directors of Atlantic Union Bank, the Company’s wholly owned subsidiary (the “Bank”).

Ms. Cox is the Chief Digital Health and Analytics Officer at Humana. Prior to her role at Humana, Ms. Cox served as chief technology and digital officer at USAA. Prior to USAA, she was the CEO of Citi FinTech and Chief Client Experience, Digital and Marketing Officer of Citi Global Consumer Bank. Prior to Citi, Ms. Cox was Executive Vice President, Card operations leading digital strategy and customer experience for Capital One and Senior Vice President leading North American operations for E*TRADE Financial. Ms. Cox currently serves on NRG Energy, Inc.’s Board of Directors.

There are no arrangements or understandings between Ms. Cox and any other person pursuant to which she was selected as director, and there are no transactions between Ms. Cox and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Cox will be entitled to the standard compensation provided to the Company’s non-employee directors, on a prorated basis for the current year, as such compensation is described in the Company’s proxy statement filed with the Securities and Exchange Commission on March 22, 2022 and as updated from time to time.

Separately, on August 18, 2022, Jan S. Hoover notified the Board of her resignation from the Board, effective immediately. Ms. Hoover served as a director of the Company since 2014. Ms. Hoover’s resignation did not relate to any disagreement on matters relating to the Company’s operations, policies or practices or any other matter. Ms. Hoover resigned from the Board of Directors of the Bank at the same time.

Item 7.01 Regulation FD Disclosure.

On August 22, 2022, the Company issued a press release announcing the appointment of Ms. Cox to the Company’s Board of Directors. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release dated August 22, 2022.
104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC UNION BANKSHARES CORPORATION

Date: August 22, 2022	By:	/s/ Robert M. Gorman
Robert M. Gorman
Executive Vice President and
Chief Financial Officer

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